UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2015

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

Entry into 10b5-1 Plans by our CFO

On September 24, 2015, Timothy A. Johnson, our Executive Vice President, Chief Administrative Officer and Chief Financial Officer, established a 10b5-1 Plan providing for a third-party broker to exercise certain employee stock options held by Mr. Johnson and sell the shares of Company common stock acquired upon exercise. The options subject to Mr. Johnson’s Rule 10b5-1 Plan would otherwise expire on March 6, 2016 and cover 1,875 shares of Company common stock. Exercises of employee stock options and related sales of shares under the plan are scheduled to begin on December 11, 2015, and the plan is scheduled to terminate no later than December 31, 2015. Mr. Johnson established his 10b5-1 Plan in order to diversify his investment portfolio, for tax planning purposes and to avoid having stock options expire unexercised.

The above-described 10b5-1 Plan was adopted during an authorized trading period and when the officer adopting the plan was not in possession of material non-public information. Transactions under Mr. Johnson’s 10b5-1 Plan will be reported through Form 144 and Form 4 filings made with the Securities and Exchange Commission, as appropriate.

The information disclosed in this Item 7.01 is being furnished, not filed. By furnishing the information in this Item 7.01, the Company is making no admission as to the materiality of such information.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: September 24, 2015	By:	/s/ Timothy A. Johnson
Timothy A. Johnson
Executive Vice President, Chief Administrative Officer
and Chief Financial Officer